Exhibit 99.1

DIRECTORS RESOLUTIONS
OF
Traqer Corp.
(the “Company”)

WHEREAS:

A.
Bess Audrey Lipschutz has consented to step down as an officer and as a Member of the Board of Directors of the Company, as effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company.

B.
Shlomit Chaya Frommer has consented to step down as an officer and as a Member of the Board of Directors of the Company, as effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company.

C.	Ajay Movalia has consented to step down as a Member of the Board of Directors of the Company.

D.	JIANG Limei has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

E.
Bess Audrey Lipschutz will step down as an officer and as a Member of the Board of Directors of the Company, as effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company.

F.
Shlomit Chaya Frommer will step down as an officer and as a Member of the Board of Directors of the Company, as effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company.

G.	Ajay Movalia has stepped down as a Member of the Board of Directors of the Company

H.	JIANG Limei will act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

All of the above resignations from the Board were made as part of the sale of control of the Company and were not due to any disputes over Company policy.

Effective date: July 31, 2017
/s/ Bess Audrey Lipschutz
Bess Audrey Lipschutz

/s/ Shlomit Chaya Frommer
Shlomit Chaya Frommer

/s/ Ajay Movalia
Ajay Movalia

/s/ JIANG Limei
JIANG Limei